UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2006

The Pepsi Bottling Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14893	13-4038356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Pepsi Way, Somers, New York		10589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 767-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 15, 2006, Robert C. King, 48, was appointed President, PBG North America. In this role, Mr. King will oversee PBG's business in the U.S. and Canada.

Previously, Mr. King served as President of PBG’s North American field operations from October 2005 to December 2006. Prior to that, Mr. King served as Senior Vice President and General Manager of PBG’s Mid-Atlantic Business Unit from October 2002 to October 2005. From 2001 to October 2002, he served as Senior Vice President, National Sales and Field Marketing. In 1999, he was appointed Vice President, National Sales and Field Marketing. Mr. King joined Pepsi-Cola North America in 1989 as a Business Development Manager and has held a variety of other field and headquarters-based sales and general management positions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Pepsi Bottling Group, Inc.

December 15, 2006	By:	/s/ David Yawman

Name: David Yawman
Title: Vice President, Assistant General Counsel and Assistant Secretary